                                EMPLOYMENT AGREEMENT




      AGREEMENT, made and entered into as of the 21st day of April, 1997 by and between INTEK Diversified Corporation, a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Donald Goeltz (the "Executive").


                                 W I T N E S S E T H


      WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (the "Agreement") and the Executive desires to enter into the Agreement and to accept such employment, subject to the terms and provisions of the Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:


      1.   DEFINITIONS.

           (a) "Base Salary" shall mean the Executive's base salary in accordance with Section 4 below.

           (b)  "Board" shall mean the Board of Directors of the Company.

           (c)  "Cause" shall mean:

                 (1) habitual absence from work by the Executive, including without limitation, habitual absence from the Company's offices on non-Company matters that interferes with the Executive's duties;

                 (2)     habitual drunkenness by the Executive;

                 (3)     habitual drug abuse or drug addiction by the Executive;

                 (4) the Executive maliciously denigrating in public the Company or any officer, director or affiliate thereof;

                 (5) sexual harassment by the Executive which has been reasonably substantiated;

                 (6) physical destruction of substantial property or asset of the Company by, or caused by, the Executive;

                 (7) appropriation of business opportunities of the Company by the Executive for the direct or indirect personal gain of the Executive or members of his family without the prior written consent of the Board;

                 (8) the Executive causing the Company to enter into transactions or arrangements with the Executive, in his capacity as an individual and not as an employee of the Company, or a person or entity affiliated therewith, which results in direct or indirect personal gain to the Executive or members of his family without the prior written consent of the Board; PROVIDED, HOWEVER, that this Section 1(c)(8) shall not include the employment of the Executive by the Company or its affiliates;

                 (9) willful and malicious interference with the Company's operations by the Executive;

                (10) engagement by the Executive in any act of fraud, material misappropriation of funds or assets, or embezzlement, including without limitation, theft, bribery or the receipt of kickbacks;

                (11) a conviction of the Executive for, or a plea of NOLO CONTENDERE by the Executive to, a felony or other criminal act for which the possible penalties include a prison sentence of at least 1 year;

                (12) a material breach by the Executive of the restrictive covenants contained in this Agreement, or for disloyal, dishonest or illegal conduct by the Executive;

                (13)     a material breach of this Agreement by the Executive;

                (14) a failure, after written notice to the Executive from the Company, of the Executive to follow the reasonable directions or instructions of the Board or the Company's chief executive officer which are consistent with the Executive's position and responsibilities; or

                (15) gross negligence by the Executive which results in material harm to the Company.

           (d) "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

           (e) "Competitive Activity" shall mean any activity involving narrow-band SMR technology which is competitive with the Company or any Subsidiary, regardless of whether the Executive engages in such activity as an employee, consultant, principal, agent, officer, director, partner or shareholder (except as a less than 1 percent shareholder of a publicly traded company or a less than 10 percent shareholder of a privately held company). Notwithstanding anything to the contrary in this Section 1(e), an activity shall not be deemed to be a competitive activity (i) solely as a result of the Executive's being employed by or otherwise associated with a business of which a unit is in competition with the Company or any Subsidiary but as to which unit he does not have direct or indirect responsibilities for the products or product lines involved or (ii) if the activity contributes less than 5 percent of the revenues for the fiscal year in question of the business by which the Executive is employed or with which he is otherwise associated.

           (f) "Disability" or "Disabled" shall mean a disability as determined under the Company's long-term disability plan or program in effect at the time the disability first occurs, or if no such plan or program exists at the time of disability, then a "disability" as defined under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

           (g)  "Effective Date" shall mean April 21, 1997.

           (h) "Good Reason" shall mean the occurrence of any of the following, without the Executive's prior written consent, during the 30-day period preceding the date the Executive terminates his employment with the
Company:

                (1) a material adverse change in the Executive's position, duties or responsibilities with respect to his employment by the Company; or

                (2) a change in the Executive's principal work location by more than 60 miles from Montclair, New Jersey.

           (i) "Subsidiary" shall mean a corporation of which the Company owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

           (j) "Term of Employment" shall mean the period specified in Section 2 below.

           (k) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

      2.   TERM OF EMPLOYMENT.

           The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing on the Effective Date and ending on the first anniversary of the Effective Date, subject to earlier termination of the Term of Employment in accordance with the terms of the Agreement. The Term of Employment shall be automatically renewed for a 1-year period on the first anniversary of the Effective Date and on each anniversary of the Effective Date thereafter, unless (x) the Company has notified the Executive in writing in accordance with Section 23 below at least 365 days prior to the expiration of the then Term of Employment that it does not want the Term of Employment to so renew or (y) the Executive has notified the Company in writing in accordance with Section 23 below at least 90 days prior to the expiration of the then Term of Employment that he does not want the Term of Employment to so renew.

      3.   POSITION, DUTIES AND RESPONSIBILITIES.

           On the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the Senior Vice President-- Business Development of the Company and shall be responsible for the development and expansion of the Company's business. The Executive shall serve the Company faithfully, conscientiously and to the best of the Executive's ability and shall promote the interests and reputation of the Company. Unless prevented by sickness or Disability, the Executive shall devote all of the Executive's time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Executive's duties may reasonably require, to the duties of the Executive's employment. The Executive, in carrying out his duties under this Agreement, shall report to the Company's chief executive officer.

      4.   BASE SALARY.

           The Executive shall be paid an annualized Base Salary of $160,000, payable in accordance with the regular payroll practices of the Company. The Base Salary shall be reviewed no less frequently than annually in the discretion of the Board. In reviewing the Base Salary, the Board shall take into account, among other factors, the cost-of-living increase with respect to the most recently completed 12-month period for which data are available.

      5.   ANNUAL INCENTIVE COMPENSATION PROGRAMS.

           The Executive shall participate in the Company's annual incentive compensation plan or program applicable to senior-level executives as established and modified from time to time by the Board in its sole discretion. The Executive shall have an annual target award under such plan or program equal to a maximum of 25 percent of the Base Salary paid during the relevant performance period. Payment of annual incentive compensation awards shall be made at the same time that other senior-level executives receive their annual incentive compensation awards; PROVIDED, HOWEVER, that such bonus shall be paid during the 3-month period following the end of the Company's fiscal year.

      6.   LONG-TERM INCENTIVE COMPENSATION PROGRAMS.

           (a) The Executive shall be eligible to participate in the Company's applicable long-term incentive compensation plan as may be established and modified from time to time by the Board in its sole discretion.

           (b) Notwithstanding anything herein to the contrary, the Company shall grant the Executive under any of its stock option plans an option to purchase 160,000 shares of Common Stock (the "Option"). The exercise price of the Option shall be equal to $3.00 per share. The Option shall expire on, and shall not be exercisable on and after, the 10th anniversary of the Option's date of grant, subject to earlier expiration in accordance with Section 11 below. No portion of the Option shall be exercisable on the Option's date of grant, but a percentage of the Option shall become exercisable on, and shall remain exercisable on and after, each of the first 3 anniversaries of the Effective Date, as set forth in the table below, and subject to the Option's expiration in accordance with this Section 6(b) and the Option's expiration and/or accelerated exercisability in accordance with Section 11 below:


       Anniversary            Percentage of Option which is
         of the                  Exercisable and Remains
      Effective Date          Exercisable Until Option Expires
      --------------------------------------------------------

           0                               0%
           1st                        33-1/3%
           2nd                        66-2/3%
           3rd                           100%


      7.   EMPLOYEE BENEFIT PROGRAMS.

           (a) During the Term of Employment, the Executive shall be entitled to participate in various employee welfare and pension benefit plans, programs and/or arrangements applicable to the Executive.

           (b) During the Term of Employment, the Company shall provide the Executive with term life insurance with a death benefit equal to 1 times the current Base Salary. The Company shall pay all premiums with respect to such life insurance. Such life insurance may be provided either through the Company's group life insurance programs, by an individual policy, or by a combination of both group and individual policies.

      8.   REIMBURSEMENT OF BUSINESS EXPENSES.

           The Executive is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under the Agreement, and the Company shall reimburse him for all such reasonable business expenses reasonably incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy.

      9.   PERQUISITES.

           (a) During the Term of Employment, the Executive shall be entitled to participate in the Company's executive fringe benefits applicable to the Company's senior-level executives in accordance with the terms and conditions of such arrangements as are in effect from time to time.

           (b) Notwithstanding anything herein to the contrary, the Executive shall receive a minimum monthly car allowance of $500, and the Company shall pay the Executive such monthly car allowance at the end of each month during the Term of Employment.

      10.  VACATION.

           The Executive shall be entitled to 20 paid vacation days per calendar year in accordance with the Company's vacation policy; PROVIDED, HOWEVER, that the Executive may carryover any unused vacation days in any calendar year to the following calendar year subject to the approval by the Company's chief executive officer.

      11.  TERMINATION OF EMPLOYMENT.

           (a) TERMINATION OF EMPLOYMENT DUE TO DEATH. In the event of the Executive's death during the Term of Employment, the Term of Employment shall end as of the date of the Executive's death and his estate and/or beneficiaries, as the case may be, shall be entitled to the following:

                (1) Base Salary earned but not paid prior to the date of
                    his death;

                (2) all annual incentive compensation awards with respect
                    to any year prior to the year of his death which have been earned but not paid;

                (3) a pro rata annual incentive compensation award for the year in which the Executive's death occurs; PROVIDED, HOWEVER, that the performance goals established under the annual incentive compensation plan or program with respect to the year in which the Executive's death occurs are met;

                (4) the unexercisable portion of the Option held by the
                    Executive as of the date of his death shall be immediately forfeited by the Executive as of such date and the exercisable portion of the Option held by the

                    Executive as of such date shall remain exercisable until the earlier of (i) the end of the 1-year period following the date of the Executive's death or (ii) the date the Option would otherwise expire;

                (5) any amounts earned, accrued or owing to the Executive
                    but not yet paid under Section 7, 8, 9 or 10 above; and

                (6) such other or additional benefits, if any, as may be
                    provided under applicable plans, programs and/or arrangements of the Company.

           (b) TERMINATION OF EMPLOYMENT DUE TO DISABILITY. If the Executive's employment is terminated due to Disability during the Term of Employment, either by the Company or by the Executive, the Term of Employment shall end as of the date of the Executive's termination of employment and the Executive shall be entitled to the following (but in no event less than the benefits due him under the then current disability program of the Company):

                (1) Base Salary earned but not paid prior to the date of
                    the termination of the Executive's employment;

                (2) all annual incentive compensation awards with respect
                    to any year prior to the year of the termination of the Executive's employment which have been earned but not paid;

                (3) a pro rata annual incentive compensation award for the year in which the termination of the Executive's employment occurs; PROVIDED, HOWEVER, that the performance goals established under the annual incentive compensation plan or program with respect to the year in which the termination of the Executive's employment occurs are met;

                (4) the unexercisable portion of the Option held by the
                    Executive as of the date of the termination of his employment shall be immediately forfeited by the Executive as of such date and the exercisable portion of the Option held by the Executive as of such date shall remain exercisable until the earlier of (i) the end of the 1-year period following the date of the termination of his employment or (ii) the date the Option would otherwise expire;

                (5) any amounts earned, accrued or owing to the Executive
                    but not yet paid under Section 7, 8, 9 or 10 above; and

                (6) such other or additional benefits, if any, as are
                    provided under applicable plans, programs and/or arrangements of the Company.

In no event shall a termination of the Executive's employment for Disability occur unless the Party terminating his employment gives written notice to the other Party in accordance with Section 23 below.

           (c) TERMINATION OF EMPLOYMENT BY THE COMPANY FOR CAUSE. If the Company terminates the Executive's employment for Cause during the Term of

Employment, the Term of Employment shall end as of the date of the termination of the Executive's employment for Cause and the Executive shall be entitled to the following:

                (1) Base Salary earned but not paid prior to the date of
                    the termination of his employment;

                (2) any amounts earned, accrued or owing to the Executive
                    but not yet paid under Section 7, 8, 9 or 10 above; and

                (3) such other or additional benefits, if any, as are
                    provided under applicable plans, programs and/or arrangements of the Company.

           (d) TERMINATION OF EMPLOYMENT BY THE COMPANY WITHOUT CAUSE. If the Executive's employment is terminated by the Company without Cause, other than due to death or Disability, the Executive shall be entitled to the following:

                (1) Base Salary earned but not paid prior to the date of
                    the termination of his employment;

                (2) all annual incentive compensation awards with respect
                    to any year prior to the year of the termination of the Executive's employment which have been earned but not paid;

                (3) an amount equal to the Base Salary (based on the Base
                    Salary in effect on the date of the termination of the Executive's employment), payable with respect to the 12-month period following the date of the termination of the Executive's employment (the "Severance Period") and in accordance with the Company's regular payroll practice;

                (4) an annual incentive compensation award with respect to the year in which the termination of the Executive's employment occurs equal to the greater of (i) the annual incentive compensation award paid to the Executive with respect to the year preceding the year in which the termination of the Executive's employment occurs or (ii) 25 percent of Base Salary;

                (5) the exercisable portion of the Option held by the
                    Executive as of the date of the termination of his employment shall remain exercisable until the earlier of (i) the end of the 1-year period following the date of the termination of his employment or (ii) the date the Option would otherwise expire;

                (6) the unexercisable portion of the Option held by the
                    Executive as of the date of the termination of his employment that would have become exercisable during the Severance Period if the Executive's employment had not been terminated shall immediately become exercisable (the "Accelerated Portion") as of such date, and the remaining portion of such unexercisable portion of the Option shall immediately be forfeited by the Executive as of such date, as set forth in the table below:


                    Date of                   Percent         Percent
                    Termination               of Option       of Option
                    of Executive's            which is        which is
                    Employment                Accelerated     Forfeited
                    ----------------------------------------------------

                    After Effective Date
                    but on or before 1st
                    anniversary of
                    Effective Date:             33-1/3%         66-2/3%

                    After 1st anniversary
                    of Effective Date but on
                    or before 2nd anniversary
                    of Effective Date:          33-1/3%         33-1/3%

                    After 2nd anniversary
                    of Effective Date but on
                    or before 3rd anniversary
                    of Effective Date:          33-1/3%              0%

                    After 3rd anniversary of
                    Effective Date:                  0%              0%


                    and the Accelerated Portion shall remain exercisable until the earlier of (i) the end of the 1-year period following the date of the termination of his employment or (ii) the date the Option would otherwise expire;

               (7) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, 9 or 10 above; and

               (8) such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

           (e)  TERMINATION OF EMPLOYMENT BY THE EXECUTIVE FOR GOOD REASON.
The Executive may terminate his employment for Good Reason at the end of the 10-day period following the date that the Executive notifies the Company in writing in accordance with Section 23 below that he intends to terminate his employment for Good Reason (the "Notification Date"), such notice to state in detail the particular event that constitutes Good Reason. The Company shall have reasonable opportunity to cure the event constituting Good Reason; PROVIDED, HOWEVER, that if the Company has not cured such event to the reasonable satisfaction of Executive (and the Executive has not waived the Company's failure to cure) during the 10-day period following the Notification Date (the "Curing Period"), the Executive may terminate his employment following the end of the Curing Period; PROVIDED, HOWEVER, that the Executive may not terminate his employment for Good Reason after the end of the 30-day period following the date the event constituting Good Reason first occurs. Upon a termination by the Executive of his employment for Good Reason, the Executive shall be entitled to the same payments and benefits as provided in Section 11(d) above.

           (f) VOLUNTARY TERMINATION OF EMPLOYMENT BY THE EXECUTIVE WITHOUT GOOD REASON. If the Executive voluntarily terminates his employment, other than a termination of employment due to death, Disability or retirement, the Executive shall be entitled to the same payments and benefits as provided in
Section 11(c) above.  A termination of the Executive's employment under this
Section 11(f) shall be effective upon 90 days prior written notice to the Company and shall not be deemed a breach of this Agreement.

           (g) NONRENEWAL OF AGREEMENT BY THE COMPANY OR THE EXECUTIVE. In the event that the Company or the Executive does not renew the Term of Employment in accordance with Section 2 above, the Executive shall be entitled to the same payments and benefits as provided in Section 11(c) above, and the date on which the Term of Employment ends shall be deemed to be the date of the termination of the Executive's employment by the Company for Cause.

      12.  CONFIDENTIALITY: ASSIGNMENT OF RIGHTS.

           (a) During the Term of Employment and thereafter, the Executive shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the Term of Employment, including but not limited to records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with his work as an employee of the Company, (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information, or (iii) as to such confidential information that becomes generally known to the public or trade without violation of this Section 12(a).

           (b) The Executive hereby sells, assigns and transfers to the Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "rights") which during the Term of Employment are made or conceived by him, alone or with others, and which are within or arise out of any general field of the Company's business or arise out of any work he performs or information he receives regarding the business of the Company while employed by the Company. The Executive shall fully disclose to the Company as promptly as available all information known or possessed by him concerning the rights referred to in the preceding sentence, and upon request by the Company and without any further remuneration in any form to him by the Company, but at the expense of the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such rights.

      13.  NONCOMPETITION; NONSOLICITATION.

           (a) The Executive covenants and agrees that for a period commencing on the Effective Date and ending on the end of the 12-month period following the end of the Term of Employment, he shall not at any time, without the prior written consent of the Company, directly or indirectly, engage in a Competitive Activity.

           (b) The Executive covenants and agrees that for a period commencing on the Effective Date and ending on the end of the 12-month period following the end of the Term of Employment, he shall not at any time, directly or indirectly, solicit (i) any client or customer of the Company or any Subsidiary with respect to a Competitive Activity or (ii) any employee of the Company or any Subsidiary for the purpose of causing such employee to terminate his or her employment with the Company or such Subsidiary.

           (c) The Parties acknowledge that in the event of a breach or threatened breach of Section 13(a) and/or Section 13(b) above, the Company shall not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Section 13(a) and/or Section 13(b) above, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 13(a) and/or Section 13(b) above.
Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 13(a) and/or Section 13(b) above, including the recovery of damages.

      14.  ASSIGNABILITY; BINDING NATURE.

           This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; PROVIDED, HOWEVER, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

      15.  REPRESENTATION.

           The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents and warrants that no agreement exists between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

      16.  ENTIRE AGREEMENT.

           This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

      17.  AMENDMENT OR WAIVER.

           No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

      18.  SEVERABILITY.

           In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

      19.  SURVIVORSHIP.

           The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

      20.  BENEFICIARIES/REFERENCES.

           The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

      21.  GOVERNING LAW/JURISDICTION.

           This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws.

      22.  RESOLUTION OF DISPUTES.

           Any disputes arising under or in connection with the Agreement may, at the election of the Executive or the Company, be resolved by binding arbitration, to be held in New York City in accordance with the rules and procedures of the American Arbitration Association. If arbitration is elected, the Executive and the Company shall mutually select the arbitrator. If the Executive and the Company cannot agree on the selection of an arbitrator, each Party shall select an arbitrator and the 2 arbitrators shall select a third arbitrator, and the 3 arbitrators shall form an arbitration panel which shall resolve the dispute by majority vote. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Costs of the arbitrator or arbitrators and other similar costs in connection with an arbitration shall be paid by the Party that does not prevail at such arbitration.

      23.  NOTICES.

           Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:


If to the Company:                 INTEK Diversified Corporation
                                   970 West 190th Street, Suite 720
                                   Torrance, California 90502
                                   Attention:  Chief Executive Officer
with a copy to:                    Securicor plc
                                   Sutton Park House
                                   15 Carshalton Road
                                   Sutton Surrey SM1 4LD
                                   Attention: Company Secretary

and a copy to:                     Weil, Gotshal & Manges LLP
                                   767 Fifth Avenue
                                   New York, New York 10153
                                   Attention: Mark A. Jacoby, Esq.
                                              Stewart Reifler, Esq.

If to the Executive:               Mr. Donald Goeltz
                                   60 Warren Place
                                   Montclair, New Jersey 07043


      24.  HEADINGS.

           The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

      25.  COUNTERPARTS.

           This Agreement may be executed in 2 or more counterparts.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                   INTEK Diversified Corporation




                                   By: /s/ Edmund Hough
                                      ---------------------
                                      Dr. Edmund Hough
                                      Chairman of the Board



                                       /s/ Donald Goeltz
                                      ---------------------
                                          Donald Goeltz